EXHIBIT 23.10

(Part 1 of 2)

August 26, 2022

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4 – Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19 – Exhibits – Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2021 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter dated April 22, 2022, describing our audit of Petróleos Mexicanos’ estimates of proved oil, condensate, natural gas and oil-equivalent reserves, as of December 31, 2021, for Kuun and Tum fields in the North Region; the Quesqui, Racemosa, Tupilco Profundo and Vinik fields in the South Region; the Camatl, Copali, Itta, Paki, Tema, Tlakati, Tlamatini and Xolotl fields in the Southwest Marine Region and the Kayab and Pit fields in the Northeast Marine Region of Pemex Exploración y Producción, which audit letter was originally filed as Exhibit 15.8 (1 of 2) to the Form 20-F. The estimates included in our audit letter were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Rules 4-l0(a) of Regulation S-X of the United States Securities and Exchange Commission.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110

EXHIBIT 23.10

(Part 2 of 2)

August 26, 2022

Ing. Octavio Romero Oropeza

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Torre Ejecutiva, Piso 44

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México, México

Dear Ing. Octavio Romero Oropeza:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in the Registration Statement on Form F-4 filed by Petróleos Mexicanos (the “Form F-4”); (b) all references to our firm as set forth under the headings “Presentation of Information Concerning Reserves,” “Item 4 – Information on the Company – Business Overview – Exploration and Production – Reserves,” and “Item 19 – Exhibits – Documents filed as exhibits to this Form 20-F” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ended December 31, 2021 (the “Form 20-F”); and (c) the incorporation by reference in the Form F-4 of our audit letter dated April 22, 2022, describing our audit of Petróleos Mexicanos’ estimates of proved oil, condensate, natural gas and oil-equivalent reserves, as of December 31, 2021, for the assets of Pemex Exploración y Producción known as Reynosa and Veracruz in the states of Coahuila, Nuevo León, San Luis Potosí, Tamaulipas and Veracruz, Mexico, which audit letter was originally filed as Exhibit 15.8 (2 of 2) to the Form 20-F. The estimates included in our audit letter were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Rules 4-l0(a) of Regulation S-X of the United States Securities and Exchange Commission.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110